Exhibit 99.1

Livongo Reports First Quarter 2020 Financial Results

•	First quarter total revenue of $68.8 million, up 115% year-over-year

•	Over 328,000 enrolled Livongo for Diabetes Members, up 100% year-over-year

•	Introduces second quarter 2020 revenue guidance of $73 million to $75 million and raises 2020 full-year revenue guidance to a range of $290 million to $303 million
Mountain View, CA - May 6, 2020 - Livongo Health, Inc. (NASDAQ: LVGO), the leading Applied Health Signals company empowering people with chronic conditions to live better and healthier lives, today announced financial results for its first quarter ended March 31, 2020.
“Livongo is well positioned to provide assistance to some of the most vulnerable populations during the COVID-19 pandemic - people with chronic conditions - and our remote monitoring, digitally powered and real-time personal coaching capabilities, and access to telehealth services are well suited to track vital signs of interest in maintaining the health of our Members,” said Zane Burke, Chief Executive Officer of Livongo. “The COVID-19 pandemic has accelerated the need for new virtual care delivery models like Livongo. We are pleased to announce our relationship with the Government Employees Health Association, Inc. (GEHA), to provide the Livongo for Diabetes, Hypertension, and Diabetes Prevention solutions for federal employees, retirees, and their dependents that receive GEHA medical coverage.”
First Quarter Fiscal 2020 Financial Highlights:

•	Revenue: Total revenue for the quarter was $68.8 million, up 115% year-over-year, driven by the continued adoption of our Applied Health Signals platform.

•	Gross Margin: GAAP gross margin of 73.7% and non-GAAP gross margin of 74.4%.

•
Net Loss and Non-GAAP Net Income: GAAP net loss of $5.6 million, and GAAP net loss per share attributable to common stockholders of ($0.06) on a diluted basis; and non-GAAP net income of $3.9 million, and non-GAAP net income per share attributable to common stockholders of $0.03 on a diluted basis.

•	Adjusted EBITDA: $3.8 million in the first quarter of 2020.

•	Livongo for Diabetes Members: Over 328,000 as of March 31, 2020, up approximately 100% year-over-year.

•	Livongo Clients: 1,252 Clients as of March 31, 2020, up approximately 44% quarter-over-quarter.

•
Estimated Value of Agreements (EVA): $89.0 million, up from $48.1 million in the first quarter of 2019. EVA consists of the estimated value of agreements signed in the quarter with new Clients or expansions entered into with existing Clients.

“We have invested heavily in an integrated product experience and enabled our sales and Client teams to share the importance of offering one platform with solutions to manage multiple chronic conditions at scale. We believe our whole person approach empowers people with one or more chronic condition to address the challenges they face generally, and specifically in times of crisis such as with the current pandemic,” said Livongo President Dr. Jennifer Schneider, M.D., M.S. “To support the unprecedented behavioral health needs and increased stress reported by our Members during this time of crisis, we quickly launched new

COVID-19 modules within the Livongo for Behavioral Health solution and made them available to all Clients and Members to support their needs. In the past month, we've seen increased utilization of all of our Livongo programs, including our market leading behavioral health solution.”
Second Quarter and Fiscal 2020 Outlook

•	For the second quarter of 2020, the company expects revenue in the range of $73.0 million to $75.0 million, and adjusted EBITDA in the range of ($2.0) million to $0.0.

•
For 2020, the company now expects revenue to grow between 70% and 78% to the range of $290.0 million to $303.0 million, ahead of our previous guidance of approximately $280.0 million to $290.0 million. Adjusted EBITDA is expected to be in the range of ($14.0) million to ($10.0) million.

“Livongo started strong in 2020, with results driven by a record number of Client and program launches in the first quarter,” said Lee Shapiro, Livongo Chief Financial Officer. “The company continues to closely monitor the situation relating to the COVID-19 pandemic for impacts on our business, as many of our Clients and Members have experienced economic challenges. Livongo is well positioned to deliver remote care for Members at a time when Clients appreciate the importance of ensuring the health of their beneficiaries and team members.”
Additional information on Livongo's reported results is included in the financial tables below.
Non-GAAP Financial Measures and Key Metrics
Reconciliations of non-GAAP financial measures to the most directly comparable financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.
For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled "About Non-GAAP Financial Measures."
The forward-looking Adjusted EBITDA contained in the section titled "Second Quarter and Fiscal 2020 Outlook" excludes (i) depreciation and amortization, (ii) amortization of intangible assets, (iii) stock-based compensation expense, (iv) lock-up related payroll taxes, (v) acquisition-related expenses, (vi) change in fair value of contingent consideration, (vii) other income, net, and (viii) provision for (benefit from) income taxes. We have not reconciled adjusted EBITDA guidance to GAAP net income (loss) because we do not provide guidance on GAAP net income (loss) or the reconciling items between adjusted EBITDA and GAAP net income (loss) as a result of the uncertainty regarding, and the potential variability of, certain of these items, the effect of which may be significant. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measure is not available without unreasonable effort.

In addition, we calculate and present certain key business metrics that we believe are useful in evaluating our business. For a description of these key metrics, including the reasons management uses each measure, please see the section of the tables titled "Key Metrics."
Quarterly Conference Call
The first quarter 2020 earnings conference call and webcast will be held today, Wednesday, May 6, 2020, at 4:30 p.m. Eastern Time. Livongo management will host the call, followed by a question and answer session. All interested parties may dial 270-215-9499 and reference “Livongo” to listen to the quarterly conference call. Participants may join the webcast here. A replay of the call will be available via webcast for on-demand listening shortly after completion of the call on the Investor Relations section of the company’s website, www.livongo.com, and will remain available for approximately 90 days. To assist with the financial portion of this earnings call supplemental slides can be found on our investor relations website here.
About Livongo
Livongo empowers people with chronic conditions to live better and healthier lives, beginning with diabetes and now including hypertension, weight management, diabetes prevention, and behavioral health. Livongo pioneered the category of Applied Health Signals to offer Members clinically-based insights that focus on the whole person and make it easier to stay healthy. Using its AI+AI engine, Livongo's team of data scientists aggregate and interpret substantial amounts of health data and information to create actionable, personalized, and timely health signals delivered to Livongo Members exactly when and where they need them. The Livongo approach delivers better clinical and financial outcomes while creating a different and better experience for people with chronic conditions. For more information, visit: www.livongo.com or engage with Livongo on LinkedIn or Twitter.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Livongo’s future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “going to,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern Livongo’s expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding Livongo’s ability to grow and expand its platform, number of Clients and number of members, anticipated enrollment rates, the success of Livongo’s new partnerships and integrations and the expansion of Livongo's existing relationships, the success of Livongo’s new Client relationships, including with federal government entities, the adoption of Livongo’s solutions and the expansion of multi-product adoption, anticipated growth in revenue, Livongo’s ability to support the needs of to its Members and vulnerable populations during the COVID-19 pandemic, anticipated utilization of Livongo programs during the COVID-19 pandemic, and Livongo’s future financial and operating performance, including its outlook and guidance for the second quarter and full year 2020. Livongo’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding Livongo’s ability to retain Clients and sell additional solutions to new and existing Clients, Livongo’s ability to attract and enroll new members, the growth and success of Livongo’s partners and reseller relationships, Livongo’s ability to estimate the size of its target market, uncertainty in the healthcare regulatory environment, Livongo’s ability to support its Members and offer additional programs during the COVID-19 pandemic, continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on Livongo’s business and that of its Clients, Members and suppliers, and Livongo’s future financial performance, including trends in revenue, costs of revenue, gross profit or gross margin, operating expenses, paying Clients, and free cash flow. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Livongo’s filings with the Securities and Exchange Commission, including Livongo’s Annual Report on Form 10-K for the year ended December 31, 2019 and in Livongo’s Quarterly Report on Form 10-Q that will be filed following this earnings release. Livongo's SEC filings are available on the Investor Relations section of Livongo's website at ir.livongo.com and on the SEC's website at www.sec.gov. The forward-looking statements in this release are based on information available to Livongo as of the date hereof, and Livongo disclaims any obligation to update any forward-looking statements, except as required by law.

Investor Relations:
John Hallock
Investor-relations@livongo.com
617-615-7712
Media:
Jake Mazanke
press@livongo.com
630-640-5253

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(unaudited)

	March 31, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$218,228	$241,738
Short-term investments	150,000	150,000
Accounts receivable, net of allowance for doubtful accounts of $1,385 and $1,245 as of March 31, 2020 and December 31, 2019, respectively	52,446	40,875
Inventories	19,245	28,983
Deferred costs, current	22,595	16,051
Prepaid expenses and other current assets	13,869	9,860
Total current assets	476,383	487,507
Property and equipment, net	12,835	10,354
Operating lease right-of-use assets	17,189	—
Restricted cash, noncurrent	1,270	1,270
Goodwill	35,801	35,801
Intangible assets, net	15,773	16,469
Deferred costs, noncurrent	10,495	5,700
Other noncurrent assets	215	3,460
TOTAL ASSETS	$569,961	$560,561
LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,509	$8,362
Accrued expenses and other current liabilities	29,068	27,801
Deferred revenue, current	5,351	3,945
Advance payments from partner, current	1,767	1,767
Total current liabilities	44,695	41,875
Operating lease liabilities, noncurrent	15,476	—
Deferred revenue, noncurrent	748	654
Advance payment from partner, noncurrent	7,754	7,754
Other noncurrent liabilities	—	2,914
TOTAL LIABILITIES	68,673	53,197
Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value of $0.001 per share	—	—
Common stock, par value of $0.001 per share	97	95
Additional paid-in capital	670,962	671,467
Accumulated deficit	(169,771)	(164,198)
TOTAL STOCKHOLDERS’ EQUITY	501,288	507,364
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK, AND STOCKHOLDERS’ EQUITY	$569,961	$560,561

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2020	2019

Revenue	$68,823	$32,067
Cost of revenue(1)(2)	18,108	9,863
Gross profit	50,715	22,204
Operating expenses:
Research and development(1)	13,997	8,994
Sales and marketing(1)(2)	27,655	14,643
General and administrative(1)(3)	15,846	14,114
Change in fair value of contingent consideration	84	674
Total operating expenses	57,582	38,425
Loss from operations	(6,867)	(16,221)
Other income, net	1,315	462
Loss before provision for income taxes	(5,552)	(15,759)
Provision for (benefit from) income taxes	21	(1,388)
Net loss	$(5,573)	$(14,371)
Accretion of redeemable convertible preferred stock	—	(41)
Net loss attributable to common stockholders	$(5,573)	$(14,412)
Net loss per share attributable to common stockholders, basic and diluted	$(0.06)	$(0.79)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted(4)	95,543	18,207

(1)	Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2020	2019

Cost of revenue	$92	$6
Research and development	2,216	361
Sales and marketing	2,052	219
General and administrative	3,703	4,924
Total stock-based compensation expense	$8,063	$5,510

(2)	Includes amortization of intangible assets as follows:

	Three Months Ended March 31,
	2020	2019

Cost of revenue	$420	$327
Sales and marketing	276	237
Total amortization of intangible assets	$696	$564

(3)	Includes acquisition-related expenses as follows:

	Three Months Ended March 31,
	2020	2019

General and administrative	$—	$207
Total acquisition-related expenses	$—	$207

(4)
For the three months ended March 31, 2020, the weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted, include the weighted-average outstanding shares for the following common stock issued in connection with our IPO in July 2019: (i) all shares of redeemable convertible preferred stock then outstanding, totaling 58,615 shares, were automatically converted into an equivalent number of shares of common stock on a one-to-one basis and (ii) we sold 14,590 shares of our common stock at an offering price of $28.00 per share, including 1,903 shares of common stock pursuant to the exercise in full of the underwriters' option to purchase additional shares.

LIVONGO HEALTH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(5,573)	$(14,371)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,180	696
Amortization of intangible assets	696	564
Operating lease right-of-use asset and operating lease liabilities expense	1,100	—
Change in fair value of contingent consideration	84	674
Allowance for doubtful accounts	235	98
Stock-based compensation expense	8,063	5,510
Deferred income taxes	—	(1,396)
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable, net	(11,806)	(11,916)
Inventories	9,738	472
Deferred costs	(11,196)	(5,510)
Prepaid expenses and other assets	(764)	(2,609)
Accounts payable	(98)	3,142
Accrued expenses and other liabilities	(3,024)	(480)
Operating lease liabilities	(546)	—
Deferred revenue	1,500	75
Advance payments from partner	—	(136)
Net cash used in operating activities	(10,411)	(25,187)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(1,762)	(340)
Capitalized internal-use software costs	(1,325)	(1,284)
Acquisitions, net of cash acquired	—	(27,435)
Net cash used in investing activities	(3,087)	(29,059)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options, net of repurchases	1,722	314
Payment of deferred offering costs	(286)	—
Payment of deferred acquisition-related contingent consideration	(884)	—
Taxes paid related to net share settlement of equity awards	(10,564)	—
Net cash (used in) provided by financing activities	(10,012)	314
Net decrease in cash, cash equivalents, and restricted cash	(23,510)	(53,932)
Cash, cash equivalents, and restricted cash, beginning of period	243,008	109,107
Cash, cash equivalents, and restricted cash, end of period	$219,498	$55,175
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$218,228	$54,996
Restricted cash	1,270	179
Total cash, cash equivalents, and restricted cash, end of period	$219,498	$55,175

About Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP), we believe non-GAAP measures are useful in evaluating our operating performance. In particular, we believe that the use of non-GAAP net income (loss), adjusted gross profit, adjusted gross margin, and adjusted EBITDA is helpful to our investors as they are metrics used by management in assessing the health of our business and our operating performance. We use these non-GAAP financial measures to evaluate our ongoing operations and for internal planning and forecasting purposes. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Non-GAAP Net Income (Loss)
We define non-GAAP net income (loss) as net loss less (i) stock-based compensation expense, (ii) amortization of intangible assets, (iii) acquisition related expenses, (iv) lock-up related payroll taxes, (v) change in fair value of contingent consideration, and (vi) tax impact. Non-GAAP net income (loss) is used by our management to understand and evaluate our operating performance and trends. We believe that non-GAAP net income (loss) is helpful in providing useful information about our operating results because it eliminates the effect of items that are unrelated to overall performance, but non-GAAP net income (loss) is not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

LIVONGO HEALTH, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended March 31, 2020
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Lock-Up Related Payroll Taxes	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$18,108	$(92)	$(420)	$—	$—	$—	$17,596
Gross profit	$50,715	$92	$420	$—	$—	$—	$51,227
Gross margin	73.7%						74.4%
Research and development	$13,997	$(2,216)	$—	$(153)	$—	$—	$11,628
Sales and marketing	$27,655	$(2,052)	$(276)	$(167)	$—	$—	$25,160
General and administrative	$15,846	$(3,703)	$—	$(280)	$—	$—	$11,863
Change in fair value of contingent consideration	$84	$—	$—	$—	$(84)	$—	$—
Total operating expenses	$57,582	$(7,971)	$(276)	$(600)	$(84)	$—	$48,651
Income (loss) from operations	$(6,867)	$8,063	$696	$600	$84	$—	$2,576
Income (loss) before provision for income taxes	$(5,552)	$8,063	$696	$600	$84	$—	$3,891
Net income (loss)	$(5,573)	$8,063	$696	$600	$84	$—	$3,870
Net income (loss) attributable to common stockholders	$(5,573)	$8,063	$696	$600	$84	$—	$3,870
Net income (loss) per share attributable to common stockholders, diluted	$(0.06)						$0.03
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	95,543						112,278

	Three Months Ended March 31, 2019
	GAAP	Stock-Based Compensation Expense	Amortization of Intangible Assets	Acquisition Related Expenses	Change in Fair Value of Contingent Consideration	Tax Impact	Non-GAAP
Cost of revenue	$9,863	$(6)	$(327)	$—	$—	$—	$9,530
Gross profit	$22,204	$6	$327	$—	$—	$—	$22,537
Gross margin	69.2%						70.3%
Research and development	$8,994	$(361)	$—	$—	$—	$—	$8,633
Sales and marketing	$14,643	$(219)	$(237)	$—	$—	$—	$14,187
General and administrative	$14,114	$(4,924)	$—	$(207)	$—	$—	$8,983
Change in fair value of contingent consideration	$674	$—	$—	$—	$(674)	$—	$—
Total operating expenses	$38,425	$(5,504)	$(237)	$(207)	$(674)	$—	$31,803
Loss from operations	$(16,221)	$5,510	$564	$207	$674	$—	$(9,266)
Loss before provision for income taxes	$(15,759)	$5,510	$564	$207	$674	$—	$(8,804)
Provision for (benefit from) income taxes	$(1,388)	$—	$—	$—	$—	$1,396	$8
Net loss	$(14,371)	$5,510	$564	$207	$674	$(1,396)	$(8,812)
Accretion of redeemable convertible preferred stock	$(41)	$—	$—	$—	$—	$—	$(41)
Net loss attributable to common stockholders	$(14,412)	$5,510	$564	$207	$674	$(1,396)	$(8,853)
Net loss per share attributable to common stockholders, diluted	$(0.79)						$(0.49)
Weighted-average shares used in computing net loss per share attributable to common stockholders, diluted	18,207						18,207

Adjusted Gross Profit and Adjusted Gross Margin
Adjusted gross profit and adjusted gross margin are key performance measures that our management uses to assess our overall performance. We define adjusted gross profit as GAAP gross profit, excluding stock-based compensation expense and amortization of intangible assets. We define adjusted gross margin as our adjusted gross profit divided by our revenue. We believe adjusted gross profit and adjusted gross margin provide our management and investors consistency and comparability with our past financial performance and facilitate period-to-period comparisons of operations, as these metrics eliminate the effects of stock-based compensation and amortization of intangible assets from period-to-period as factors unrelated to overall operating performance. The following table presents a reconciliation of adjusted gross profit from the most comparable GAAP measure, gross profit:

	Three Months Ended March 31,
	2020	2019
	(dollars in thousands)
Gross profit	$50,715	$22,204
Add:
Stock-based compensation expense	92	6
Amortization of intangible assets	420	327
Adjusted gross profit	$51,227	$22,537
Adjusted gross margin (as a percentage of revenue)	74.4%	70.3%
Adjusted EBITDA
Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities.
We calculate adjusted EBITDA as net income (loss) adjusted to exclude (i) depreciation and amortization, (ii) amortization of intangible assets, (iii) stock-based compensation expense, (iv) lock-up related payroll taxes, (v) acquisition-related expenses, (vi) change in fair value of contingent consideration, (vii) other income, net, and (viii) provision for (benefit from) income taxes.
The following table presents a reconciliation of adjusted EBITDA from the most comparable GAAP measure, net income (loss):

	Three Months Ended March 31,
	2020	2019
	(in thousands)
Net loss	$(5,573)	$(14,371)
Add:
Depreciation and amortization(1)	1,180	696
Amortization of intangible assets	696	564
Stock-based compensation expense	8,063	5,510
Lock-up related payroll taxes(2)	600	—
Acquisition-related expenses(3)	—	207
Change in fair value of contingent consideration	84	674
Other income, net(4)	(1,315)	(462)
Provision for (benefit from) income taxes	21	(1,388)
Adjusted EBITDA	$3,756	$(8,570)
______________

(1)	Depreciation and amortization include depreciation of property and equipment and amortization of capitalized internal-use software costs.

(2)	Lock-up related payroll taxes represent the employer portion of payroll taxes paid in connection with the stock releases upon the expiration of the lock-up agreement related to the IPO.

(3)	Acquisition-related expenses consist primarily of transaction and transition related fees and expenses, including legal, accounting, and other professional fees.

(4)	Other income, net includes interest income, interest expense, and other income (expense).
Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these capital expenditures. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net loss and other GAAP results.

Key Metrics
We monitor the following key metrics to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. We believe the following metrics are useful in evaluating our business.
Our key metrics are as follows:

	Three Months Ended March 31,
	2020	2019
	(dollars in thousands)
Clients(1)	1,252	709
Enrolled Diabetes Members	328,510	164,168
Estimated Value of Agreements(2)	$89,009	$48,063

(1)	First quarter of 2019 has been updated to conform to current methodology as described further below.

(2)	Previously referred to as total contract value
Clients. We define our clients as business entities that have at least one active paid contract with us at the end of a particular period. Entities that access our platform through our channel partners, such as PBMs and resellers, are counted as individual clients. Historically, we have treated our partnerships with health plans as a single client, though multiple employers may contract for our services through a single health plan, because of the relatively small number of employers who enrolled under those plans. Because of the increase in the number of employers who are enrolling through health plans instead of other channels, beginning with the first quarter of 2020 we believe that it is more appropriate to treat health plans in the same manner as we treat our channel partners, such as PBMs and resellers, and include entities who enroll in our platform through a health plan as separate clients. The historical information presented has been revised to include such entities as individual clients. We do not count our channel partners, such as PBMs, health plans, or resellers as clients, unless they also separately have active paid contracts for our solutions. If business units or subsidiaries of the same entity enter into separate agreements with us, they are counted as separate clients. However, entities that have purchased multiple solutions through different contracts are treated as a single client.
Enrolled Diabetes Members. We believe our ability to grow the number of enrolled diabetes members is an indicator of penetration of our flagship solution, Livongo for Diabetes. We define our enrolled diabetes members as all individuals that are enrolled in Livongo for Diabetes at the end of a given period. This number excludes: (i) employees or dependents of a client that has ceased using our solution, (ii) employees who no longer have an employment relationship with an active client, and their dependents, and (iii) employees and dependents who have not been active on or used our solution for a period of time as specified in the applicable client’s agreement, which is typically between four and six months.
Estimated Value of Agreements (EVA). This represents the estimated value of agreements, signed in the relevant period and was previously referred to as the Total Contract Value, or TCV, in certain of Livongo's previous filings with the Securities and Exchange Commission. Estimated Value of Agreements includes agreements entered into with new clients or expansions entered into with existing clients. Estimated Value of Agreements is helpful in evaluating our business because it provides some visibility into future revenue. Our new client subscriptions typically have a term of one to three years, and we generally invoice our clients in monthly installments at the end of each month in the subscription period based on the number of members in such month who were active on or used our solution within a certain period of time, as specified in the applicable client’s agreement. We define Estimated Value of Agreements as contractually committed orders to be invoiced under agreements initially entered into during the relevant period. Agreements are only counted in Estimated Value of Agreements in the period in which they are entered into, and for purposes of this calculation, we assume an average member enrollment rate. Our estimates include assumptions regarding the total recruitable individuals at a client, commencement of enrollment period, enrollment method, starting enrollment rates, monthly increases to enrollment rates over time, contract length, and client size and industry. Estimates also assume the agreement will not be terminated early and will be serviced for the full term, there are no changes to the total recruitable individuals at a client during the relevant period, and no changes to the per participant per month fee during the relevant period. Until such time as these amounts are invoiced, which occurs at the end of each month of service, they are not recorded in revenue, deferred revenue, or elsewhere in our consolidated financial statements.